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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            -------------------------

                                    FORM 8-K

                            -------------------------

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported): October 20, 2003 (October 17, 2003)



                                 EPICEDGE, INC.
             (Exact name of Registrant as specified in its charter)


             TEXAS                         001-15493            75-1657943
(State or other jurisdiction of           (Commission         (I.R.S. Employer
 incorporation or organization)           File Number)       Identification No.)




         5508 HIGHWAY TWO NINETY WEST
         SUITE 300
         AUSTIN, TEXAS                                              78735
(Address of principal executive offices)                          (Zip Code)


       Registrant's Telephone Number, including area code: (512) 261-3346


                                 NOT APPLICABLE
              (Former name, former address and former fiscal year,
                          if changed since last report)



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ITEM 5.  OTHER EVENTS.

As previously reported, on September 19, 2003 EpicEdge, Inc. (the "Company") received a notice from Silicon Valley Bank ("SVB") stating that SVB had determined that certain events of default had occurred under our Loan and Security Agreement dated November 6, 2002 with SVB, stating that SVB was entitled to exercise any and all remedies available to SVB under the Loan Agreement, declaring the entire amount of the Company's obligations under the Loan Agreement immediately due and payable, and stating that the amount of the obligations at September 19, 2003 was $1,250,732.52.

         On October 17, 2003 SVB conducted a foreclosure sale pursuant to
Article 9 of the Uniform Commercial Code and sold all or substantially all of the Company's assets to The Nakoma Group. The amount of the foreclosure sale proceeds, assuming the maximum amount that may be paid over time, are expected to be approximately equal to the amount owed to SVB.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  EPICEDGE, INC.

                                  By:               /s/ Mark L. McManigal
                                           ------------------------------------
                                  Name:      Mark L. McManigal
                                  Title:     Interim Chief Executive Officer

Date: October 20, 2003